Exhibit 12.1

                         ARIZONA PUBLIC SERVICE COMPANY
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                    ($000's)

                                           Three
                                           Months
                                           Ended
                                          3/31/02      2001       2000       1999       1998       1997
                                          --------   --------   --------   --------   --------   --------
Earnings:
  Income from continuing operations ...   $ 31,763   $280,688   $306,594   $268,322   $255,247   $251,493
  Income taxes ........................     20,769    183,136    195,665    133,015    133,452    129,986
  Fixed charges .......................     41,761    166,939    179,381    179,088    183,398    189,600
                                          --------   --------   --------   --------   --------   --------
          Total earnings ..............   $ 94,293   $630,763   $681,640   $580,425   $572,097   $571,079
                                          ========   ========   ========   ========   ========   ========

Fixed Charges:
  Interest charges ....................   $ 32,874   $130,525   $141,886   $140,948   $144,695   $150,335
  Amortization of debt discount .......        642      2,650      2,105      2,084      2,410      2,336
  Estimated interest portion of
    annual rents ......................      8,245     33,764     35,390     36,056     36,293     36,929
                                          --------   --------   --------   --------   --------   --------
          Total fixed charges .........   $ 41,761   $166,939   $179,381   $179,088   $183,398   $189,600
                                          ========   ========   ========   ========   ========   ========

Ratios of Earnings to Fixed Charges
  (rounded down) ......................       2.25       3.77       3.79       3.24       3.11       3.01
                                          ========   ========   ========   ========   ========   ========